Exhibit 5.2

Carol A. Fitzsimmons
Partner
Direct Dial: 716.848.1477
Direct Facsimile: 716.819.4716
cfitzsim@hodgsonruss.com

April 30, 2010

Nayarit Gold Inc.
76 Temple Terrace, Suite 150
Lower Sackville, Nova Scotia, Canada B4C 0A7

Dear Ladies and Gentlemen:

Re:	Registration Statement on Form S-4

We have acted as special United States tax counsel to Nayarit Gold Inc., an Ontario corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed on April 1, 2010 with the Securities and Exchange Commission (the “Commission”), with respect to contemplated transactions between the Company and Capital Gold Corporation.  This opinion is being furnished in accordance with the requirements of Section 601(b)(8) of Regulation S-K of the Securities Act of 1933, as amended (the “Act”).  Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

In our opinion, the statements under the heading “Certain Material U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as such statements constitute a summary of the United States federal tax laws referred to therein (and subject to the conditions and limitations described therein), accurately summarizes in all material respects the United States federal tax laws referred to therein.

We express no opinion other than that expressed herein.  This opinion is furnished to you solely for use in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with references to this opinion and the section in the Registration Statement entitled “Certain Material U.S. Federal Income Tax Considerations.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours, Carol A. Fitzsimmons